As filed with the Securities and Exchange Commission on August 9, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-0405

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Allis-Chalmers Energy Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1389 (Primary Standard Industrial Classification Code Number)	39-0126090 (I.R.S. Employer Identification Number)

5075 Westheimer, Suite 890
Houston, Texas 77056
(713) 369-0550
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Victor M. Perez
Chief Financial Officer,
5075 Westheimer, Suite 890
Houston, Texas 77056
(713) 369-0550
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Andrews Kurth LLP	Shearman & Sterling LLP
600 Travis, Suite 4200	599 Lexington Avenue
Houston, Texas 77002	New York, New York 10022
(713) 220-4200	(212) 848-4000
Attn: Robert V. Jewell	Attn: Bruce Czachor

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-133874
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
CALCULATION OF REGISTRATION FEE

				Amount of
Title of Each Class	Amount to be	Offering Price	Aggregate Offering	Registration
of Securities to be registered	registered (1)	Per Share	Price (2)	Fee
Common stock, par value $0.01	575,000	$14.50	$8,337,500	$893 (3)

(1) Includes 75,000 shares issuable upon exercise of the underwriters’ over-allotment option.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.
(3) The registrant previously paid registration fees, in aggregate, of $9,844 under Registration No. 333-133874.

     This Registration Statement shall become effective in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE
     This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-133874) filed by Allis-Chalmers Energy Inc. with the Securities and Exchange Commission on May 8, 2006, as amended, which was declared effective by the Commission on August 8, 2006, are incorporated by reference into, and shall be deemed part of, this registration statement.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
     All exhibits filed with or incorporated by reference in Registration Statement No. 333-133874 are incorporated by reference into, and shall be deemed to be a part of, this registration statement, except for the exhibits listed in the accompanying Exhibit Index, which are filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 9, 2006.

ALLIS-CHALMERS ENERGY INC.
By:	/s/ Victor M. Perez
Victor M. Perez
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 9, 2006.

Signature	Title

* Munawar H. Hidayatallah	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

* David Wilde	President and Chief Operating Officer

/s/ Victor M. Perez Victor M. Perez	Chief Financial Officer (Principal Financial Officer)

* Bruce Sauers	Chief Accounting Officer (Principal Accounting Officer)

* Jeffrey R. Freedman	Director

* Victor F. Germack	Director

* Thomas E. Kelly	Director

* John E. McConnaughy, Jr.	Director

* Jens H. Mortensen	Director

* Robert E. Nederlander	Director

* Leonard Toboroff	Director

* Thomas O. Whitener, Jr.	Director

* By: /s/ Victor M. Perez

Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

5.1**	Opinion of Andrews Kurth LLP regarding the legality of the securities being registered hereby.

23.1*	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP.

23.2*	Consent of Gordon, Hughes and Banks, LLP.

23.3*	Consent of Wright, Moore, Dehart, Dupuis & Hutchinson, LLC.

23.4*	Consent of Curtis Blakely & Co., PC.

23.5*	Consent of Accounting & Consulting Group, LLP.

23.6*	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP.

23.7*	Consent of Sibille (formerly Finsterbusch Pickenhayn Sibille).

23.8**	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

24.1**	Power of Attorney of Munawar H. Hidayatallah.

24.2**	Power of Attorney of David Wilde.

24.3**	Power of Attorney of Bruce Sauers.

24.4**	Power of Attorney of Jeffrey R. Freedman.

24.5**	Power of Attorney of Victor F. Germack.

24.6**	Power of Attorney of Thomas E. Kelly.

24.7**	Power of Attorney of John E. McConnaughy, Jr.

24.8**	Power of Attorney of Jens H. Mortensen.

24.9**	Power of Attorney of Robert E. Nederlander.

24.10**	Power of Attorney of Leonard Toboroff.

24.11**	Power of Attorney of Thomas O. Whitener, Jr.

*	Filed herewith.

**	Incorporated by reference from the Registration Statement on Form S-1 of Allis-Chalmers Energy Inc. (Registration No. 333-133874), as amended.